UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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ACCESS NATIONAL CORPORATION
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Union Bankshares Merger with Access National Corporation

Frequently Asked Questions for Access Clients

October 5, 2018

Why is Access National Corporation entering into a merger with Union Bankshares Corporation?

Our merger with Union allows our clients, associates and shareholders to realize benefits of scale it would have taken years for us to accomplish independently. Like Access, Union is a strong bank headquartered in Virginia. We have much in common, including a shared culture of client focus and relationship banking.

After combining, the combined company will operate 153 branches and more than 200 ATMs across Virginia and in select locations in North Carolina and Maryland. Our size and footprint will be unmatched by any other bank based in Virginia as we will have locations where you live, work and play.

Based on financial data as of June 30, 2018, if our merger were complete today, the combined company would have assets of $16.0 billion, deposits of $11.9 billion and loans of $11.4 billion.

This merger with the “new Union” creates “Virginia’s regional bank,” something that Virginia has not had for about 20 years since great franchises like Crestar, Signet, Central Fidelity, Sovran and First Virginia were each acquired by out-of-state banks.

Who is Union? How big are they? Where are they based?

Union is a $13.1 billion financial organization headquartered in Richmond. They operate 140 branches – primarily in Virginia and with some in North Carolina and a few on the eastern shore of Maryland. Their branch network complements our footprint and will give Access a far greater presence in Richmond and entry to the Hampton Roads market.

When will all this happen?

Now that the deal is announced, the two companies are beginning the process of obtaining regulatory and shareholder approval. It is expected that legal closing for the merger will occur in early 2019. For our clients it will be business as usual until core systems conversion, which is projected for second quarter 2019.

Will the name change for Access National Bank and its Middleburg Bank division? How about wealth management, trust and mortgage?

Yes, the bank’s name will change. The combined bank will be named Union Bank & Trust, which is a strong brand throughout Virginia. At time the of systems conversion, currently projected for second quarter 2019, Access and Middleburg branch locations will convert to the Union Bank & Trust name.

Our trust and wealth divisions will not change their names. In fact, Union’s Wealth Management Group will convert to the Middleburg Wealth / Middleburg Trust name.

Will our headquarters move from Reston?

Yes. The Union headquarters is in Richmond.

What is happening to my Relationship Manager – the person we know and rely on for service, responsiveness, and on-target financial solutions?

Our team of Relationship Managers is one of the most important reasons Union wanted Access as part of their future. They will still be your go-to bankers, and will most likely remain in the same location where they are today. We do not envision any material relocations or changes in the job functions or authorities for our talented front-line personnel.

How will clients benefit from this merger?

We are excited about our merger with Union which will bring enhanced lending capabilities, additional locations throughout the Commonwealth (plus some in North Carolina and the eastern shore of Maryland), and a greater selection of product offerings for our clients.

Our business clients who constantly challenge us with increasing loan amounts near our legal lending limit of $35 million, will be pleased to know the combined bank will have a capacity of about 5 times that size!

As an example of expanded product offerings, Union’s clients may customize their debit card design, choosing one of many options or even uploading their own photo. For Middleburg clients who miss the “hunt scene” card design, you can get it! Fans and alumni may enjoy card designs featuring JMU, Radford, UVA or Virginia Tech.

Will the core systems conversion impact my account?

There are no changes at this time. Until the core systems conversion, which is expected to occur in second quarter 2019, takes place, Access will continue to operate under the Access name (as a division of Union) and use our current operating systems. Access clients will continue to use their same checks, debit card, online banking access, etc.

We will communicate any changes well in advance of core systems conversion, which is expected to occur in second quarter 2019.

Will the terms of my loan change?

No, there will be no changes to your current loans.

While things are fine now, I experienced some issues when Middleburg Bank’s systems converted to Access. How will you do this time?

We regret that you had a negative experience when we converted systems in connection with our merger with Middleburg. We noted lessons learned so that we may apply them to the next conversion. Also, Union has successfully completed several mergers, including Xenith earlier this year (Xenith was a little larger than Access). Union has a track record of successful bank mergers and systems conversions. We will work hard to make this a seamless transition for you and will communicate any changes well in advance.

I used to have a free checking account with Middleburg Bank and now my account has a balance requirement. I understand that Union offers free checking? Is that correct?

Union has a strong legacy / competency in consumer banking and has products and policies that have a broader appeal than Access products and policies. For example, yes, Union offers free checking. We will keep you apprised of any product changes as we strive to make the transition seamless and positive for you.

I’ve been an Access client for some time and I appreciate the bank’s attention to and expertise in my industry. Will that change with the merger?

No. The industry expertise among our team of Relationship Managers is one of the most important reasons Union wanted Access as part of their future. You can expect the same attention going forward, but with the benefits of added scale which include a higher lending limit and a greater selection of product offerings – that will allow the combined company to even better serve you and others in your industry.

Will I be able to use a Union branch location?

Not yet. Until the conversion and integration is complete, the branches operating under the Union name will use different systems than Access and Middleburg branches. You should continue to use Access and Middleburg as your bank until conversion which is expected to occur in the second quarter 2019. We will communicate details to you well in advance of core systems conversion.

Will Access close branches? Will Union?

Very little overlap exists between Access and Union locations; therefore, we expect very few branch closures. Any closures will be communicated as soon as the determination is made, well before the anticipated closure date. Upon consolidation of any branches, impacted employees will be transitioned to other branch locations, so our clients will continue to see familiar faces.

I have a question that isn’t answered here….how can I get an answer?

Please reach out to your manager if you have additional questions. You may also submit questions to FAQs@AccessNationalBank.com. We will redistribute these FAQs as updates are made.

Important Additional Information will be Filed with the SEC

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed acquisition by Union Bankshares Corporation (“Union”) of Access National Corporation (“Access”). No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended, and no offer to sell or solicitation of an offer to buy shall be made in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In connection with the proposed acquisition, Union will file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Union and Access and a prospectus of Union (the “Joint Proxy/Prospectus”), and each of Union and Access may file with the SEC other relevant documents concerning the proposed transaction. A definitive Joint Proxy/Prospectus will be sent to the shareholders of Union and Access. Investors and shareholders of Union and Access are urged to read carefully and in their entirety the Registration Statement and Joint Proxy/Prospectus when they become available and any other relevant documents filed with the SEC by Union and Access, as well as any amendments or supplements to those documents, because they will contain important information about the proposed transaction.

Investors and shareholders may obtain free copies of the Registration Statement and the Joint Proxy/Prospectus (when available) and other documents filed with the SEC by Union and Access through the website maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and the Joint Proxy/Prospectus and other documents filed with the SEC also may be obtained by directing a request by telephone or mail to Union Bankshares Corporation, 1051 East Cary Street, Suite 1200, Richmond, Virginia 23219, Attention: Investor Relations (telephone: (804) 633-5031), or Access National Corporation, 1800 Robert Fulton Drive, Suite 300, Reston, VA 20191. Attention: Sheila Linton (telephone: (703) 871-2100,) or by accessing Union’s website at www.bankatunion.com under “Investor Relations” or Access’s website at www.accessnationalbank.com under “Investor Relations.” The information on Union’s and Access’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Union, Access and their respective directors and certain of their executive officers and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Union or Access in connection with the proposed transaction. Information about the directors and executive officers of Union and their ownership of Union common stock is set forth in the proxy statement for Union’s 2018 annual meeting of shareholders, which was filed with the SEC on March 21, 2018. Information about the directors and executive officers of Access and their ownership of Access common stock is set forth in the proxy statement for Access’s 2018 annual meeting of shareholders, which was filed with the SEC on April 12, 2018. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Joint Proxy/Prospectus and other relevant materials to be filed with the SEC when they become available. Free copies of these documents may be obtained as described above.

Forward-Looking Statements

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, projections, predictions, expectations, or beliefs about future events or results and are not statements of historical fact. Such statements also include statements as to the anticipated impact of the Union acquisition of Access, including future financial and operating results, ability to successfully integrate the combined businesses, the amount of cost savings, overall operational efficiencies and enhanced revenues as well as other statements regarding the acquisition. Such forward-looking statements are based on various assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are often accompanied by words that convey projected future events or outcomes such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” or words of similar meaning or other statements concerning opinions or judgment of Union or Access or their management about future events. Although each of Union and Access believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union or Access will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results performance, or achievements may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to, the businesses of Union and Access may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, expected revenue synergies and cost savings from the proposed acquisition may not be fully realized or realized within the expected time frame, revenues following the proposed acquisition may be lower than expected, customer and employee relationships and business operations may be disrupted by the proposed acquisition, the diversion of management time on acquisition-related issues, changes in Union’s share price before closing, risks relating to the potential dilutive effect of shares of Union common stock to be issued in the proposed transaction, the ability to obtain regulatory, shareholder or other approvals or other conditions to closing on a timely basis or at all, the ability to close the proposed acquisition on the expected timeframe, or at all, and that closing may be more difficult, time-consuming or costly than expected, the reaction to the proposed acquisition of the companies’ customers, employees and counterparties, and other risk factors, many of which are beyond the control of Union and Access. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Union’s Annual Report on Form 10-K for the year ended December 31, 2017, and Access’s Annual Report on Form 10-K for the year ended December 31, 2017 and comparable “risk factors” sections of Union’s and Access’s Quarterly Reports on Form 10-Q and other filings, which have been filed with the SEC and are available on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this communication are expressly qualified by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on Union, Access or their respective businesses or operations. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this communication. Forward-looking statements speak only as of the date they are made and neither Union nor Access undertakes any obligation to update, revise or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.